UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2016 (April 21, 2016)

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way Hayward, CA	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 27, 2016, Aradigm Corporation (“Aradigm” or the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting that Aradigm entered into (i) a securities purchase agreement dated April 21, 2016 (the “Securities Purchase Agreement”) for the sale of $23 million aggregate principal amount of 9.0% Senior Convertible Notes due 2021 (the “Notes”) and warrants to purchase 263,436 shares of Aradigm’s common stock in a private placement conducted pursuant to Regulation D under the Securities Act of 1933, as amended, (ii) an indenture dated April 25, 2016 (the “Indenture”) between Aradigm and U.S. Bank National Association, as trustee, pursuant to which the Notes are issued, (iii) an escrow agreement dated April 25, 2016 (the “Escrow Agreement”) between Aradigm and U.S. Bank National Association, as the escrow agent and (iv) an amendment dated April 21, 2016 (the “Amendment to Governance Agreement”) to a prior governance agreement between Aradigm and Grifols dated August 27, 2013. Aradigm is filing this amendment to the Initial Form 8-K to include the Securities Purchase Agreement, the Indenture, the Escrow Agreement and the Amendment to Governance Agreement as exhibits that were not filed with the Initial Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated April 21, 2016.

10.2	Indenture, dated April 25, 2016.

10.3	Form of 9.0% Senior Convertible Note due May 1, 2021 (included in Exhibit 10.2).

10.4	Form of Warrant (included in Exhibit 10.1).

10.5	Escrow Agreement, dated April 25, 2016.

10.6	Amendment to Governance Agreement, dated April 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

By:	/s/ Nancy Pecota
Nancy Pecota
Chief Financial Officer

Dated: April 28, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated April 21, 2016.

10.2	Indenture, dated April 25, 2016.

10.3	Form of 9.0% Senior Convertible Note due May 1, 2021 (included in Exhibit 10.2).

10.4	Form of Warrant (included in Exhibit 10.1).

10.5	Escrow Agreement, dated April 25, 2016.

10.6	Amendment to Governance Agreement, dated April 21, 2016.